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                                                                   Exhibit 10.12


      Amendment dated February 12, 2002 (the "Amendment") among REPUBLIC AIRWAYS HOLDINGS INC., a Delaware Corporation ("Republic"); CHAUTAUQUA AIRLINES, INC. a New York corporation (collectively with any assignee or designee, "CAI"); and SOLITAIR CORP., a Delaware corporation ("Solitair") to Agreement dated as of March 13, 2001 (the "Agreement") between CAI and Solitair.

                               W I T N E S S E T H
                               -------------------

      WHEREAS, Solitair and Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer") have entered into an amendment (the "Embraer Amendment") to the purchase agreement dated June 17, 1998, and associated letter agreement (the "1998 Embraer Agreement"), as previously amended, relating to the modification of the terms of the purchase by Solitair of EMB-145LR aircraft, comprised of the firm Aircraft Nos. 40-45 together with the exercise of eight (8) option Aircraft (Aircraft Nos. 46-53) (collectively, "Aircraft 40 through 53") and the remaining twenty (20) Option Aircraft (the "Remaining Option Aircraft");

      WHEREAS, the Embraer Amendment, with respect to each of Aircraft Nos. 40-53, and the Remaining Option Aircraft will provide Solitair the right to elect to purchase EMB-140LR Aircraft in lieu of purchasing EMB-145LR Aircraft (the "EMB-140LR Election");

      WHEREAS, the Agreement provides for the sale or lease of Aircraft Nos.
6-45;

      WHEREAS, Republic is negotiating an agreement (the "Assignment Agreement") with Embraer and Solitair and has reached agreement in principal, subject to definitive documentation, for (a) the assignment to Republic of Solitair's rights with respect to the Remaining Option Aircraft, and (b) the grant by Embraer to Republic of options to purchase an additional 17 Aircraft;

      WHEREAS, Solitair, CAI and Republic wish to amend the Agreement to provide for (a) the purchase by CAI from Solitair and the sale by Solitair to CAI of Aircraft Nos. 46 through 53, and (b) pending finalization of the Assignment Agreement, CAI's right to purchase from Solitair the Remaining Option Aircraft;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows (subject to the execution and effectiveness of the Embraer Amendment):

1) PURCHASE OF AIRCRAFT. CAI shall purchase from Solitair and Solitair shall sell to CAI each of Aircraft Nos. 46 through 53. CAI shall have the right to purchase from Solitair each of the Remaining Option Aircraft, by providing written notice to Solitair of its election to purchase such Aircraft no later that 1 business day prior to the date that Solitair is required to provide

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   notice to Embraer of its exercise of its option to purchase each such
   Remaining Option Aircraft.

   The purchase of each of Aircraft Nos. 46 through 53 and each of the Remaining Option Aircraft as to which CAI elects to exercise its right to purchase (collectively, the "Sold Aircraft") shall occur on the date designated by CAI, but not earlier than the actual delivery date of the respective Aircraft from Embraer (the "Delivery Date") and not later than thirty (30) days after the Delivery Date. The purchase price for each Sold Aircraft shall be the sum of (a) $440,000 for each Sold Aircraft that is an ERJ140 or $500,000 for each Sold Aircraft that is an ERJ 145 (the "Solitair Fee"), and (b) Solitair's cost of acquisition, including, without limitation, all direct and indirect costs and expenses relating thereto. In connection with the Solitair Fee for each of the Sold Aircraft, CAI shall, at its discretion, issue Solitair a subordinated promissory note in the amount of $440,000 or $500,000 as the case may be (the "Subordinated Promissory Note"), in the form and pursuant to the terms of the Promissory Note attached hereto as Annex A.

   CAI will have the option to enter into a short term lease (the "Short Term Lease") with respect to each of the Sold Aircraft from Solitair for the period, not to exceed thirty days, commencing on the Delivery Date and ending on the date CAI purchases the Aircraft, at a monthly lease rate of (a) $119,680 for each of Aircraft Nos. 46 through 53 and each Remaining Option Aircraft that is an ERJ 140, and (b) $136,000 for each Remaining Option Aircraft that is an ERJ 145, in each case on terms and conditions otherwise in accordance with previous Short Term Leases under the Agreement.

   In connection with the Remaining Option Aircraft, CAI's rights shall at all times be subject to Solitair's rights under the Embraer Agreement and the Embraer Amendment, and in the event that Solitair's rights with respect to any of such Aircraft lapse or terminate for any reason, CAI shall have no further rights with respect to such Aircraft.

2) ASSIGNMENT OF BENEFITS AND WARRANTIES. With respect to each of the Sold Aircraft, Solitair agrees to assign to CAI all assignable warranties and benefits under the Embraer Agreement and the Embraer Amendment, subject to any applicable terms, conditions and limitations with respect to the assignment and/or transfer of such warranties and benefits.

3) ASSIGNMENT AGREEMENT. Upon the effective date of the Assignment Agreement, Republic shall pay to Solitair the amount of $253,645.83 plus $104.17 for each day from March 31, 2002 until such effective date.

4) PRIOR AGREEMENT. This Amendment supercedes the Agreement, with respect to the Aircraft subject to this amendment. The Agreement shall be of no further force and effect, except with respect to Aircraft prior to Aircraft No. 46, as to which the Agreement shall remain in full force and effect.


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5.  OTHER PROVISIONS.

            (a) NOTICES. All notices required to be delivered under this Agreement shall be in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by recognized overnight courier, such as Federal Express or Airborne Express, or by facsimile, and shall be deemed to be given on the third business day following the date of posting in a United States Post Office or one day after delivery to the overnight courier or, in the case of facsimiles, upon actual receipt, and shall be addressed to the parties as follows (provided that either party may, by notice, designate a different address or addresses for communications intended for it):

      To CAI:           Chautauqua Airlines Inc.
                        2500 South High School Road
                        Indianapolis, Indiana 46241
                        Attention: Bryan Bedford (fax 317-484-6060)

      To Republic:      Republic Airways Holdings Inc.
                        2500 South High School Road
                        Indianapolis, Indiana 46241
                        Attention: Bryan Bedford (fax 317-484-6060)

      To Solitair:      Solitair Corp.
                        C/o Wexford Capital LLC
                        411 West Putnam Avenue
                        Greenwich Connecticut 06830
                        Attention: Fred Simon, President (fax 203-862-7311)

      with a copy to:   Solitair Kapital AB
                        P.O. Box 5671, SE-114 86
                        Stockholm, Sweden
                        Attention: Managing Director (fax 011-46-8-611-2010)


             (b) SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and except as otherwise expressly provided herein, no other person shall have any right or obligation under this Agreement except as specifically set forth herein.

            (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law thereof) applicable to contracts made and to be entirely performed therein.

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            (d) JURISDICTION AND ARBITRATION. The parties agree that any dispute relating to this Agreement shall be subject to mandatory binding arbitration under the rules of the American Arbitration Association with such arbitration to be conducted in New York City, New York.

            (e) WAIVER AND AMENDMENT. Except as otherwise expressly provided herein, no provision hereof may be waived, amended or otherwise modified except by a written agreement signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision whether or not similar nor shall any waiver constitute a continuing waiver.

            (f) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and superseded all prior agreements and understandings relating thereto other than this Agreement.

            (g) HEADINGS. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


CHAUTAUQUA AIRLINES INC.                  REPUBLIC AIRWAYS HOLDINGS INC.

By:  /s/ Arthur Amron                     By:  /s/ Arthur Amron
    ----------------------                    ----------------------
Name: Arthur Amron                            Name: Arthur Amron
Title: Vice President and                     Title: Vice President and
       Assistant Secretary                           Assistant Secretary


SOLITAIR CORP.

By:  /s/ Douglas Lambert
    ----------------------
Name: Douglas Lambert
Title: Vice President


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                                                                         ANNEX A

    THIS SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES LAWS OF ANY
     STATE. ACCORDINGLY, THIS PROMISSORY NOTE MAY NOT BE SOLD, UNLESS EITHER
      REGISTERED UNDER SUCH ACT AND SUCH APPLICABLE STATE LAWS OR UNLESS AN
                 EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                          SUBORDINATED PROMISSORY NOTE

                                 Aircraft ______

$[440,000][$500,000]                                         __________, 2002


      FOR VALUE RECEIVED, Chautauqua Airlines, Inc., a New York corporation (the "Company and "Borrower"), hereby jointly and severally unconditionally promises to pay on demand to the order of Solitair Corp., a Delaware corporation ("Lender"), at c/o Wexford Capital LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [four]hundred and forty thousand dollars ($440,000.00)]
[five hundred thousand dollars]($500,000)] or such lesser amount as may be outstanding hereunder on the earlier of: (i) the date of Borrower's or Borrower's parent company Initial Public Offering; or (ii) March 31, 2003 (the "Maturity Date"), together with interest (computed on the basis of a 360-day year of twelve 30-day months and compounded semiannually) (a) on the unpaid balance thereof at the rate of 9% per annum from the date hereof, (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable as aforesaid (or, at the option of the holder hereof, on demand), at a rate per annum equal to 12%.

      Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note.

      The Company agrees, and the holder agrees, that the indebtedness evidenced by this Note is subordinate in right of payment, to the extent and in the manner provided in this paragraph, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt. "Senior Debt" means any indebtedness to Fleet Capital Corporation under the terms of the Loan and Security Agreement dated December 9, 1998 as amended by Amendment No. 1 to Loan and Security Agreement dated July 27, 1999, Amendment No. 2 to Loan and Security Agreement dated August 28, 1999, and Amendment No. 3 to Loan and Security Agreement dated October 29, 2001 or as further amended pursuant to any subsequent amendment. Upon any distribution to creditors of the Company in a liquidation or dissolution of

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the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, (1) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the holder shall be entitled to receive any payment of principal of or interest on this Note; and (2) until the Senior Debt is paid in full in cash, any distribution to which the holder would be entitled but for this paragraph shall be made to holders of Senior Debt as their interests may appear. The Company may not pay principal of or interest on this Note and may not acquire this Note for cash or property other than capital stock of the Company if a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and if a distribution is made to the holder that because of this paragraph should not have been made to it, the holder who receives the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear. After all Senior Debt is paid in full and until this Note is paid in full, the holder shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders have been applied to the payment of Senior Debt. Nothing in this paragraph shall impair, as between the Company and the holder, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms.

      The Company may prepay this Note, in whole or in part, at any time together with interest accrued to the date of such prepayment. Upon any sale, assignment, transfer or other disposition of any stock of Chautauqua Airlines, Inc., or upon any issuance or sale by the Company or the Company's parent company of any capital stock, the Company shall prepay principal and interest on this Note in an amount equal to the cash proceeds of any such disposition, issuance or sale, net of reasonable costs and expenses and net of any repayments of indebtedness secured by a lien on any such stock of Chautauqua Airlines, Inc.

      Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

      This Note shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.

      In Witness Whereof, Borrower has caused this Note to be duly executed and delivered on the date first above written.

                                    CHAUTAUQUA AIRLINES, INC.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title: